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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS




The Board of Directors
LNB Bancorp, Inc.:



We consent to the use of our report dated January 23, 2001, on the consolidated balance sheets of LNB Bancorp, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, cash flows, and shareholders' equity for each of the years in the three-year period ended December 31, 2000, incorporated by reference herein, and to the reference to our Firm under the heading "Experts" in the Registration Statement.

/s/KPMG LLP
KPMG LLP


Cleveland, Ohio
April 4, 2001